Exhibit 99.2

DEEP ROOTS HOLDINGS, INC. AND
SUBSIDIARIES

CONSOLIDATED FINANCIAL

STATEMENTS

AS OF AND FOR THE THREE

MONTHS ENDED MARCH 31, 2025

AND 2024 (UNAUDITED)

Deep Roots Holdings, Inc. and Subsidiaries

Table of Contents

March 31, 2025 (Unaudited) and December 31, 2024

Deep Roots Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2025 (unaudited) and December 31, 2024

	March 31, 2025	December 31, 2024
ASSETS

Current Assets:
Cash	$19,506,626	$16,066,753
Accounts receivable, net	206,247	574,886
Inventories	13,582,368	12,497,987
Income tax receivable	8,295,721	8,295,721
Prepaid expenses and other current assets	2,148,335	1,906,506

Total current assets	43,739,297	39,341,853

Property and equipment, net	32,480,491	32,266,079
Right-of-use assets - operating, net	15,748,110	19,546,621
Intangible assets, net	19,943,709	20,286,062
Goodwill, net	6,252,267	6,415,705
Investments	13,100,000	13,100,000
Deferred tax asset	17,640	23,714

TOTAL ASSETS	$131,281,514	$130,980,034

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts payable	$4,388,696	$3,921,761
Accrued liabilities	8,479,510	7,212,969
Note payable, current portion	1,617,257	1,617,257
Operating lease liabilities, current portion	2,563,887	2,937,157

Total current liabilities	17,049,350	15,689,144

Long-Term Liabilities:
Operating lease liabilities, net of current portion	13,576,849	17,112,526
Note payable, net of current portion	16,972,551	17,378,174
Uncertain tax position liabilities	14,202,308	12,282,308

Total long-term liabilities	44,751,708	46,773,008

TOTAL LIABILITIES	61,801,058	62,462,152

SHAREHOLDERS’ EQUITY
Common stock - authorized 200,000,000 shares; $0.001 par value:
issued and outstanding 99,999,999 shares	100,000	100,000
Additional paid-in capital	16,908,335	16,079,910
Retained earnings	52,472,121	52,337,972

TOTAL SHAREHOLDERS’ EQUITY	69,480,456	68,517,882

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$131,281,514	$130,980,034

See Accompanying Notes to the Consolidated Financial Statements

Deep Roots Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues, net of discounts	$23,681,612	16,869,469
Cost of goods sold	11,822,904	7,289,049

Gross profit	11,858,708	9,580,420

Operating expenses:
General and administrative	6,741,719	4,393,190
Provision for credit losses - note receivable	259,615	—
Sales and marketing	633,202	398,544
Share-based compensation	828,425	—
Transaction expenses	63,040	—

Total operating expenses	8,526,001	4,791,734

Income from operations	3,332,707	4,788,686

Other income (expense):
Loss on disposal of property and equipment	(27,396)	—
Interest expense	(823,736)	—
Interest income	340,348	163,936

Total other income (expense)	(510,784)	163,936

Net income before income taxes	2,821,923	4,952,622

Provision for income taxes	(2,687,774)	(2,021,914)

Net income	$134,149	$2,930,708

See Accompanying Notes to the Consolidated Financial Statements

Deep Roots Holdings, Inc. and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

	COMMON STOCK
	AUTHORIZED	ISSUED	COMMON	ADDITIONAL	RETAINED
	# OF SHARES	# OF SHARES	STOCK	PAID-IN CAPITAL	EARNINGS	TOTAL
Balance, January 1, 2024	200,000,000	99,999,999	$100,000	$11,167,589	$48,675,918	$59,943,507

Dividends to shareholders	—	—	—	—	(449,999)	(449,999)

Net income	—	—	—	—	2,930,708	2,930,708

Balance, March 31, 2024	200,000,000	99,999,999	100,000	11,167,589	51,156,627	62,424,216

Balance, January 1, 2025	200,000,000	99,999,999	$100,000	$16,079,910	$52,337,972	$68,517,882

Share-based compensation	—	—	—	828,425	—	828,425

Net income	—	—	—	—	134,149	134,149

Balance, March 31, 2025	200,000,000	99,999,999	$100,000	$16,908,335	$52,472,121	$69,480,456

See Accompanying Notes to the Consolidated Financial Statements

Deep Roots Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$134,149	$2,930,708
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,151,256	378,491
Amortization of debt issuance costs	94,375	—
Non-cash interest income	(259,615)	—
Provision for obsolete inventories	978,010	—
Provision for credit losses-note receivable	259,615	—
Loss on sale of property and equipment	27,396	—
Deferred tax	6,074	1,238
Amortization of operating right-of-use assets	3,798,511	462,138
Share-based compensation	828,425	—
Changes in operating assets and liabilities:
Accounts receivable	368,639	(27,153)
Inventories	(2,062,391)	(791,022)
Prepaid expenses and other current assets	(241,829)	109,250
Accounts payable	466,935	(158,803)
Accrued liabilities	1,266,543	672,897
Uncertain tax position liabilities	1,920,000	1,041,560
Operating lease liabilities	(3,908,947)	(410,567)

NET CASH PROVIDED BY OPERATING ACTIVITIES	4,827,146	4,208,737

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(887,273)	(805,870)

NET CASH USED IN INVESTING ACTIVITIES	(887,273)	(805,870)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	(500,000)	—
Dividends to shareholders	—	(449,999)

NET CASH USED IN FINANCING ACTIVITIES	(500,000)	(449,999)

NET INCREASE IN CASH	3,439,873	2,952,868

CASH, BEGINNING OF PERIOD	16,066,753	19,793,647

CASH, END OF PERIOD	$19,506,626	$22,746,515

Supplemental disclosure for cash flow information
Cash paid for interest	$718,958	$—

See Accompanying Notes to the Consolidated Financial Statements

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

1.NATURE OF OPERATIONS

(a)	Business Description

Deep Roots Holdings, Inc. (“Deep Roots” or the “Company”) is an established cannabis operator licensed by the State of Nevada. The Company owns, operates, and invests in legal cannabis cultivation, processing, and retail operations. The Company is headquartered in Mesquite, Nevada.

The Company operated five dispensaries and a cultivation and manufacturing facility, all of which are located in Nevada. In October 2024, the Company acquired most of the assets of a Nevada operator, The Source Holdings, LLC, including four retail operations two provisional retail licenses and on operating facility for cultivation.

On December 18, 2024, the Company entered into a definitive agreement with Vireo Growth Inc. (“Vireo”) to purchase substantially all of the assets of the Company. On June 6, 2025, Vireo announced that it had closed on the transaction to acquire Deep Roots.

Total consideration for the transaction was $132.7 million, paid in the form of 255.2 million Subordinate Voting Shares of Vireo at a reference price per share of $0.52. The purchase price of the Deep Roots transaction represents a multiple of 4.175x 2024 “Closing EBITDA” of $30 million. The transaction is subject to claw back provisions if 2026 EBITDA is below Closing EBITDA as of December 31, 2026. The selling shareholders agreed to voluntary share lock-up provisions, with tranches of shares received in connection with the closing unlocking over a 33-month period.

(b)	The Regulatory Environment

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management believes that the Company is in compliance with applicable local and state regulations as of March 31, 2025, and through the date these consolidated financial statements were issued, cannabis regulations continue to evolve and are subject to differing interpretations, and accordingly, the Company may be subject to regulatory fines, penalties or restrictions in the future.

State laws that permit and regulate the production, distribution, and use of cannabis for adult use or medical purposes are in direct conflict with the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical and/or adult use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under the CSA. Although the Company’s activities are believed to be compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Accounting and Principles of Consolidation

The Company’s consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) as issued by the Financial Accounting Standards Board (“FASB”) and reflect the accounts and operations of the Company. The consolidated financial statements have been prepared on the going concern basis, under the historical cost convention. Intercompany balances have been eliminated. The Company’s consolidated financial statements include Deep Roots Holdings, Inc. and its wholly-owned subsidiaries Deep Roots Harvest, Inc., Deep Roots Operating, Inc., and Deep Roots Aria Acqco, Inc.

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)	Cash

Cash includes cash deposits in financial institutions and cash held at the Company’s facility and retail locations.

(c)	Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded net of an allowance for credit losses. The Company estimates the allowance for credit losses based on existing contractual payments terms, actual payment patterns of its customers and individual customer circumstances. As of March 31, 2025, there was no allowance for credit losses. As of December 31, 2024, the Company estimated an allowance for credit losses accounts of $48,896.

The Company’s accounts receivable is primarily due from wholesale customers. Credit is extended to customers based on an evaluation of each customer’s creditworthiness and financial condition and collateral is not required. The Company maintains allowances for credit losses, returns and discounts. The Company evaluates the collectability of its accounts receivable based on a combination of prospective factors. The allowance for credit losses is based on the aging of such receivables and any known specific collectability exposures as well as financial stability of its customers. Accounts are written off when deemed uncollectible. It is reasonably possible that the Company’s estimate of the allowance for credit losses will change.

(d)	Inventories

Inventories are primarily comprised of raw materials, internally produced work in process, and finished goods.

Costs incurred during the production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the production processes. Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value.

Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis and is a significant estimate. Products for resale and supplies and consumables are valued at lower of cost and net realizable value. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value. The Company estimated a reserve for obsolete inventories of $978,010 as of March 31, 2025. There were no reserves for obsolete inventories as of December 31, 2024.

(e)	Notes Receivable

The Company provides financing to businesses within the cannabis industry. These notes are accounted for as financial instruments in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 310 Receivables. The Company recognizes impairment on notes receivable when, based on all available information, it is probable that a loss has been incurred based on past events and conditions existing at the date of the consolidated financial statements.

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f)	Property and Equipment

Purchases of property and equipment are recorded at cost, net of accumulated depreciation and impairment losses, if any. Improvements and replacements of property and equipment are capitalized. Maintenance and ordinary repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. Depreciation is calculated on a straight-line basis over the estimated economic useful lives of each class of assets using the following terms:

Buildings	39 Years
Leasehold Improvements	Shorter of Remaining Life of the Lease or Useful Life

Furniture and Equipment	5 - 7 Years
Computer and Equipment	5 Years
Vehicles	5 Years

The assets’ residual values, useful lives, and methods of depreciation are reviewed at each consolidated financial statement year-end and adjusted prospectively, if appropriate.

When assets are sold or retired, its cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the consolidated statement of income. Construction in progress is transferred when available for use and depreciation of the assets commences at that point.

(g)	Impairment of Long-Lived Assets

The carrying value of long-lived assets are reviewed when facts and circumstances suggest that the assets may be impaired or that the amortization period may need to be changed. The Company considers internal and external factors relating to each asset, including cash flows, local market developments, industry trends and other publicly available information. If these factors and the projected undiscounted cash flows of the Company over the remaining amortization period indicate that the asset will not be recoverable, the carrying value will be adjusted to the fair market value. No impairment charges for long-lived assets have been recorded for the three months ended March 31, 2025 and 2024 or for the year ended December 31, 2024.

(h)	Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired by the Company in a business combination are measured at fair value at the acquisition date. Amortization periods of assets with finite lives are based on the Company’s estimates as of the dates of acquisitions. Intangible assets with finite lives are amortized over their estimated useful lives. The estimated useful lives, residual values and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively. The Company amortizes intangible assets, which are comprised of licenses, over 15 years.

(i)	Goodwill

Goodwill is the excess cost of an acquired business over the fair value amounts assigned to identifiable assets acquired and liabilities assumed. The Company has elected to amortize goodwill on a straight-line basis over ten years and to test goodwill for impairment at the entity level. The Company evaluates the facts and circumstances as of the end of each reporting period to determine whether a triggering event exists and, if so, whether it is more likely than not that goodwill is impaired.

The Company has elected to account for both goodwill and certain customer and noncompete intangibles in accordance with ASC 350-20-35-63 and ASC 805-20-25-30. Under these standards, a private company may amortize goodwill on a line straight line basis over ten years.

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(j)	Leased Assets

A lease of property and equipment is classified as a finance lease if it transfers substantially all the risks and awards incidental to ownership to the Company. A lease of property and equipment is classified as an operating lease whenever the terms of the lease do not transfer substantially all of the risks and rewards of ownership to the lessee. Lease payments are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which the economic benefits are consumed. The Company’s incremental borrowing rate is used in determining the present value of future payments at the commencement date of each lease. The Company considers whether a leased asset qualifies as such under ASC 842. Management uses certain policy elections when evaluating a lease. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

(k)	Investments

The Company’s investments in three private companies represent equity interests without a readily determinable fair value. The Company follows ASC 321, Investments – Equity Securities and has elected to measure at cost and remeasure to fair value when impaired or upon observable transaction prices. There were no impairment charges and there were no observable transaction prices the three months ended March 31, 2025 and 2024 for the for the year ended December 31, 2024.

(l)	Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 – Inputs for the asset or liability that are not based on observable market data.

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Income Taxes

The Company is taxed as a C corporation. Accordingly, the Company accounts for income taxes for the activity of this entity under Accounting Standards Codification (ASC) 740 Income Taxes.

Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Income tax positions are assessed using a two-step process. A determination is first made as to whether it is more-likely-than-not that the income tax position will be sustained, based upon technical merits, upon the examination by tax authorities. If the income tax position is expected to meet the more-likely-than-not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. The Company records interest and penalties due to taxing authorities as incurred.

As discussed further in Note 10, under Federal law, the Company is a taxable entity and is subject to Federal income tax. Pursuant to Section 280E of the Internal Revenue Code of 1986, as amended (“Section 280E”). The section disallows deductions and credits attributable to a trade or business of trafficking in controlled substances. Under U.S. law marijuana is a Schedule I controlled substance.

(n)	Revenue Recognition

Revenue is recognized by the Company in accordance with FASB Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;
•	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
•	Allocate the transaction price to the performance obligation(s) in the contract;
•	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues consist of wholesale and retail sales of cannabis, which are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy. Sales discounts were not material during the for the three months ended March 31, 2025 and 2024 or for the year ended December 31, 2024.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o)	Share-Based Compensation

The Company has an equity-based compensation plan that allows for various awards, including restricted stock. The Company accounts for its share-based awards in accordance with ASC 718 Compensation – Stock Compensation (ASC 718), which requires fair value measurement on the grant date and recognition of compensation expensed for all share-based payment awards made to employees. The fair value of restricted stock is based upon the estimated value of the Company’s common shares on the date of grant. The fair value is expensed over the requisite service periods of the awards, net of estimated forfeitures, which is generally the performance period and the related amount is recognized in the consolidated statement of income.

(p)	Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expenses, included in sales and marketing expenses, was $633,202 and $398,544 for the three months ended March 31, 2025 and 2024, respectively

(q)	Related Party Transactions

The Company follows FASB ASC subtopic 850-10, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Pursuant to ASC 850-10-20, related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which consolidated statements of income are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; c) the dollar amounts of transactions for each of the periods for which consolidated statements of income are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each consolidated balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

(r)	Business Combinations

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of acquisition. Acquisition related transaction costs are expensed as incurred. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of acquisition. When the Company acquires control of a business, any previously held equity interest also is remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill.

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(s)	Significant Accounting Judgments, Estimates, and Assumptions

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant estimates inherent in the preparation of the Company’s consolidated financial statements include the assumptions related to the estimated useful lives for property and equipment and inventories. In calculating the value of inventory, management is required to make a number of estimates, including standard costs allocated to work in-process inventory, estimates of the amount of spoiled or expired inventory and comparisons of the inventory cost to estimated net realizable value. Allocation of overhead costs to work in process is based on an estimate of a standard cost of production based on normal conditions. Due to the uncertainties inherent in the estimation process and changes to normal conditions as the Company continues to grow, it is at least reasonably possible that the standard cost of production will be revised, as applicable.

The Company’s business is subject to a variety of state laws, regulations, and local ordinances. Certain states have legalized the possession, distribution, and cultivation of marijuana for medical and/or non-medical purposes; these activities remain illegal under federal law, which cause higher federal income taxation (IRC Section 280E) and difficulty in obtaining traditional banking relationships. If the federal government elects to enforce the laws as currently written or otherwise changes the laws in an adverse way with respect to marijuana it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company.

The classification of an acquisition as a business combination or an asset acquisition depends on whether the assets acquired constitute a business, which can be a complex judgement. Whether an acquisition is classified as a business combination or asset acquisition can have a significant impact on the entries made on and after acquisition.

3.  INVENTORIES

Inventories as of March 31, 2025 and December 31, 2024 consisted of the following:

	March 31,	December 31,
	2025	2024
Raw Materials	$4,372,534	$2,199,756
Work-in-Process	3,638,088	3,800,304
Finished Goods	6,549,756	6,497,927
Reserve for obsolete inventories	(978,010)	—

Total Inventories	$13,582,368	$12,497,987

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

4.PROPERTY AND EQUIPMENT

Property and equipment, net as of March 31, 2025 and December 31, 2024 consisted of the following:

	March 31,	December 31,
	2025	2024
Buildings	$3,190,448	$3,190,448
Leasehold Improvements	24,205,131	22,034,828
Furniture and Equipment	6,649,029	6,775,997
Computer Equipment	2,287,287	1,661,271
Vehicles	859,033	480,261
Land	480,832	480,832
Construction in Progress	2,578,561	4,864,999

Total Property and Equipment, Gross	40,250,321	39,488,636
Less: Accumulated Depreciation	(7,769,830)	(7,222,557)

Property and Equipment, Net	$32,480,491	$32,266,079

Depreciation expense totaled $645,465 and $378,491 of which $345,743 and $192,784 was included in cost of goods sold for the three months ended March 31, 2025 and 2024, respectively.

5.NOTE RECEIVABLE

The Company had a note receivable due from a third party that was issued in connection with the third party’s refinancing of its mortgage. As part of the refinance, the third party entered into a secured promissory note in the amount of $5,000,000 due to the Company with an annual interest rate of 17.25% and maturity date of September 13, 2024. In October 2024, the interest portion of the note receivable was refinanced at 18.25%. The interest income totaled $259,615 for the three months ended Mach 31, 2025. The Company has fully reserved for this amount as collectability is uncertain as of March 31, 2025 and December 31, 2024.

In December 2024, the principal amount of $5,000,000 was converted to equity in exchange for preferred units in the underlying investment.

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

6.INTANGIBLE ASSETS

As of March 31, 2025 and December 31, 2024, intangible assets consisted of the following:

Licenses
Balance as of January 1, 2024	$—
Addition from business combination	20,541,184
Balance as of December 31, 2024	$20,541,184

Accumulated amortization
Balance as of January 1, 2024	$—
Amortization - year ended December 31, 2024	255,122
Balance as of December 31, 2024	$255,122

Amortization - three months ended March 31, 2025	342,353
Balance as of March 31, 2025	$19,943,709

Intangible assets are comprised of licenses and are amortized over 15 years.

The Company recorded amortization expense of $342,353 for the three months ended March 31, 2025.

The following table outlines the estimated annual amortization expense related to intangible assets as of March 31, 2025, which is subject to amortization of 15 years.

Estimated
Year Ending December 31,	Amortization
2025	$1,027,059
2026	1,369,412
2027	1,369,412
2028	1,369,412
2029	1,369,412
Thereafter	13,439,002
Total	$19,943,709

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

7.GOODWILL

As of March 31, 2025 and December 31, 2024, goodwill consisted of the following:

Goodwill
Balance as of January 1, 2024	$—
Addition from business combination	6,537,500
Balance as of December 31, 2024	$6,537,500

Accumulated amortization
Balance as of January 1, 2024	$—
Amortization - year ended December 31, 2024	121,795
Balance as of December 31, 2024	$121,795

Amortization - three months ended March 31, 2025	163,438
Balance as of March 31, 2025	$6,252,267

The Company recorded amortization expense for goodwill of $163,438 for the three months ended March 31, 2025.

The following table outlines the estimated annual amortization expense related to goodwill as of March 31, 2025 which is subject to amortization of 10 years.

Estimated
Year Ending December 31,	Amortization
2025	$490,313
2026	653,750
2027	653,750
2028	653,750
2029	653,750
Thereafter	3,146,954
Total	$6,252,267

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

8.NOTE PAYABLE

The Company has a loan and security agreement with a lender with an aggregate commitment of $20,000,000. The note bears interest at the prime rate (7.5% at March 31, 2025 and December 31, 2024) with a floor of 8% plus 6.5%. The effective interest rate as of March 31, 2025 and December 31, 2024 was 14.5%. The balance is due on August 15, 2027 and $2,000,000 of principal is due in 2025 and 2026. The note is collateralized by substantially all assets of the Company and is subject to certain covenants.

Amortization of debt issuance costs that were deducted from the carrying amount of long-term debt for the three months ended March 31, 2025 totaled $94,375. Interest expense totaled $729,361.

The following table presents the note payable as of March 31, 2025.

Secured note payable	$19,500,002
Less: Unamortized debt issuance costs	(910,194)

Total note payable, net	18,589,808

Less: current portion	(1,617,257)

Note payable, net of current portion and debt issuance costs	$16,972,551

Stated maturities of debt obligations are as follows:

	Principal	Unamortized Debt	Total Debt
	Payments	Issuance Costs	Payable
2025	$1,500,002	$288,368	$1,211,634
2026	2,000,000	382,743	1,617,257
2027	16,000,000	239,083	15,760,917

Total	$19,500,002	$910,194	$18,589,808

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

9.SHARE-BASED COMPENSATION

On June 14, 2024, the Company granted certain employees and advisors 8,700,000 shares of restricted stock. The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. Estimates are subsequently revised if there is any indication that the number of shares expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period with no adjustment to prior periods for expense previously recognized.

During the three months ended March 31, 2025, shares totaling 637,250 vested. As of March 31, 2025, 4,284,042 shares were unvested. During the year ended December 31, 2024, shares totaling 3,778,708 vested. As of December 31, 2024, 4,921,292 shares were unvested.

There were no forfeitures during the three months ended March 31, 2025 December 31, 2024. The grant date fair value was $1.30 and share-based compensation recognized for the three months ended March 31, 2025 was $828,425. The shares were valued based on the estimated fair market value of the Company.

10.INCOME TAXES

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E under which the Company is only allowed to deduct expense directly related to the sale of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss. The Company has taken a position that it does not owe taxes attributable to the application of Section 280E of the Internal Revenue Code.

The Company is subject to examination of its income tax returns by tax authorities. Because tax matters that may be challenged by tax authorities are typically complex, the ultimate outcome of these challenges is uncertain. The Company does not anticipate unrecognized tax benefits to be resolved in the next twelve months and anticipates that the total amount of unrecognized tax benefits may change within the next twelve months for additional uncertain tax position taken on a go-forward basis. The Company is no longer subject to income tax examination by tax authorities for years before 2020.

The Company has an income tax receivable of $8,295,721 as of March 31, 2025 and December 31, 2024 with uncertain tax position liabilities of $14,202,308 as of March 31, 2025 and $12,282,308 as of December 31, 2024. The deferred tax asset and related benefit and expense relates to depreciation for the three months ended March 31, 2025 and 2024. There is no state income tax for the state of Nevada.

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

11.LEASE OBLIGATIONS

The Company has operating leases for its retail dispensaries and cultivation and processing facility located throughout the state of Nevada. Operating lease right-of-use assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term and commencement date.

Leases with an initial term of twelve months or less are not recorded on the consolidated balance sheet. Certain leases require payments for taxes, insurance, and maintenance and are considered non-lease components. The Company accounts for non-lease components separately.

The Company determines if an arrangement is a lease at inception. The Company must consider whether the contract conveys the right to control the use of an identified asset.

The Company leases certain business facilities from third parties under non-cancellable operating lease agreements that contain minimum rental provisions that expire through 2031. Some leases also contain renewal provisions and provide for rent abatement and escalating payments.

The Company recorded $743,044 and $829,135 in operating lease expense, of which $247,055 and $327,031 was included in the cost of goods sold for the three months ended March 31, 2025 and 2024, respectively.

Other information related to operating leases as of and for the three months ended March 31, 2025 and 2024 were as follows:

	March 31, 2025	March 31, 2024
Weighed average remaining lease term - years	5.53	6.46
Weighed average discount rate	6.0%	6.0%

Maturities of lease liabilities for operating lease as of March 31, 2025 were as follows:

Maturities of
Year Ending December 31,	Lease Liabilities
2025	$2,615,117
2026	3,391,674
2027	3,492,115
2028	3,284,388
2029	3,365,641
Thereafter	2,886,238
Total Lease Payments	19,035,173
Less: Imputed Interest	(2,894,437)
Present Value of Lease Liability	$16,140,736

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

12.RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party when there is a transfer of resources or obligations between related parties.

The Company entered into certain transactions with DRN Properties LP (“DRN”), which is a related party due to common ownership. The Company leases its cultivation and production facility, along with one of its dispensary and office spaces from DRN. The Company paid $371,418 and $495,865 for rent for the three months ended March 31, 2025 and 2024, respectively. The lease expense totaled $242,452 and $529,117 for the three months ended March 31, 2025 and 2024, respectively. No amounts were due to or due from DRN, LLC as of March 31, 2025. Related party operating lease right-of-use assets and operating lease liabilities totaled $6,991,407 and $7383,213, respectively as of March 31, 2025. Related party operating lease right-of-use assets and operating lease liabilities totaled $10,372,474 and $10,919,485, respectively as of December 31, 2024. The weighted average remaining lease term for related party leases was approximately three years.

13.CONCENTRATIONS

Financial instruments which potentially subject the Company to concentration of credit risks include cash in financial institutions, which under U.S. federal law, money obtained from activities related to the marijuana industry cannot be federal insured. As of March 31, 2025, the Company had a balance of $19,506,626.

14.LOYALTY OBLIGATIONS

The Company has customer loyalty programs where retail customers accumulate points for each dollar of spending, net of tax. These points are recorded as a contractual liability until customers redeem their points for discount on eligible products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated probability of point obligation incurred.

The Company offers a customer loyalty rewards program that allows members to earn discounts on future purchases. Unused discounts earned by loyalty rewards program members are included in accrued liabilities and recorded as a sales discount at the time a qualifying purchase is made. The value of points accrued as of March 31, 2025 and December 31, 2024 was approximately $584,000. The amount has been included in accrued liabilities in the Company’s consolidated balance sheets.

15.COMMITMENTS AND CONTINGENCIES

(a)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of March 31, 2025, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

(b)	Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation as of December 31, 2024, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

Deep Roots Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2025 and 2024 (Unaudited)

16.SUBSEQUENT EVENTS

Management has evaluated significant events or transactions that have occurred since the consolidated balance sheet date and through August 4, 2025. Management has determined that no events or transactions have occurred subsequent to March 31, 2025, that require additional disclosure in the consolidated financial statements or notes.